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                                                                    Exhibit 3.33

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AGI ACQUISITION CORP.


                                   ARTICLE ONE

         The name of the corporation is AGI Acquisition Corp.

                                   ARTICLE TWO

         The address of the corporation's registered office in the State of Delaware is 9 Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

         The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                  ARTICLE FIVE

         The name and mailing address of the sole incorporator are as follows:

              NAME                           MAILING ADDRESS
              ----                           ---------------

              Thaddine G. Gomez              200 East Randolph Drive
                                             Suite 5700
                                             Chicago, Illinois 60601


                                   ARTICLE SIX

         The corporation is to have perpetual existence.

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                                  ARTICLE SEVEN

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE EIGHT

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

         The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 17th day of August, 1998.

                                               /s/ Thaddine G. Gomez
                                               --------------------------
                                               Thaddine G. Gomez
                                               Sole Incorporator


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                              CERTIFICATE OF CORRECTION

                                         TO

                            CERTIFICATE OF INCORPORATION

                                         OF

                               AGI ACQUISITION CORP.
                                   *   *   *   *
        ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 103(f) OF THE
                  GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                                   *   *   *   *


       The undersigned being the sole incorporator of AGI Acquisition Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

       FIRST: The name of the corporation is AGI Acquisition Corp. (the "Corporation").

       SECOND: Article One of the Certificate of Incorporation, the Corporation which was filed with the Secretary of State of Delaware on August 17, 1998, inaccurately reflected the name of the Corporation and is hereby corrected.

       THIRD: The defect to be corrected in Article One of the Certificate of Incorporation is as follows:

                                    "ARTICLE ONE

       The name of the corporation is H.I.G. Vinyl, Inc."










       IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove

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named, for the purpose of correcting Article One of the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Correction to the Certificate of Incorporation this 26th day of February, 1999.


                                       AGI Acquisition Corp.,
                                       a Delaware corporation


                                       By: /s/ Thaddine G. Gomez
                                          --------------------------
                                          Thaddine G. Gomez
                                          Sole Incorporator


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